Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Dow Registration Statement (No. 333-230680) on Form S-8 of our report dated June 26, 2018 related to the financial statement of The Dow Chemical Company Employees’ Savings Plan as of December 31, 2017, appearing in the annual report on Form 11-K of The Dow Chemical Company Employees’ Savings Plan as of December 31, 2018.

/s/ PLANTE & MORAN, PLLC
Plante & Moran, PLLC
Flint, Michigan
June 28, 2019

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